Exhibit 99.2

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019 regarding matters that could have an adverse effect, including a material one, on our business, financial condition, results of operations and cash flows. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to our Business

The initial outbreak of COVID-19 and subsequent COVID-19 pandemic have had and will likely continue to have an adverse effect on our business, operations, financial condition and operating results, and the ability of our subsidiaries to pay dividends and distributions.

In January 2020, an outbreak of a new strain of coronavirus, COVID-19, was identified and has since then spread around the world. Currently, there are no fully-effective treatments that are broadly approved for COVID-19 and there can be no assurance that a fully-effective treatment will be developed. While vaccines have been developed and approved for use by certain governmental health agencies, there is considerable uncertainty with regard to how quickly such vaccines can be deployed to the general public and how quickly they will stem the spread of COVID-19. The COVID-19 pandemic and the spread, and risk of resurgence, of COVID-19 have and continue to negatively impact many aspects of our business and the ability and desire of people to travel and participate in activities at crowded indoor places, such as those we offer at our properties.

In response to and as part of a continuing effort to reduce the initial spread of COVID-19, each of our properties was closed temporarily pursuant to government directives. Since reopening, we have implemented certain COVID-19 specific protective measures at each location, such as limiting the number of seats per table game, increasing the spacing between slot machines, temperature checks, and mask protection. Health declarations and proof of negative COVID-19 test results are required for entry into gaming areas in Macau. Although all of our properties are currently open, we cannot predict whether future closures, in full or in part, will occur. For example, in response to an increase in COVID-19 cases in Massachusetts, on November 2, 2020, the Governor of Massachusetts issued a directive limiting the operating hours of certain businesses, including restaurants and casinos, effective November 6, 2020. Encore Boston Harbor modified its hours of operation as a result of this directive, which was lifted on January 25, 2021.

Visitation to our properties and gross gaming revenues have significantly decreased since the outbreak of COVID-19, driven by the strong deterrent effect of the COVID-19 pandemic on travel and social activities, broad quarantine measures, travel restrictions and advisories, including recommendations by the U.S. Department of State and the Centers for Disease Control and Prevention, and in Macau, the suspension or reduced availability of the IVS, group tour scheme and other travel visas for visitors. While some of the initial protective measures and restrictions have eased since their initial implementation, certain border control, travel-related restrictions and conditions, including quarantine and medical observation measures, stringent health declarations, COVID-19 testing and other procedures remain in place. Given the evolving conditions created by and in response to the COVID-19 pandemic, we are currently unable to determine when travel-related restrictions and conditions will be further lifted. Measures that have been lifted or are expected to be lifted may be reintroduced if there are adverse developments in the COVID-19 situation. Moreover, once travel advisories and restrictions are fully lifted, demand for casino resorts may remain weak for a significant length of time and inbound tourism to Macau may be slow to recover. We cannot predict when, or even if, operating results at our properties will return to pre-outbreak levels. In particular, consumer behavior related to discretionary spending and traveling, including demand for casino resorts, may be negatively impacted by the adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth resulting from the impact of the COVID-19 pandemic. In addition, we cannot predict the impact that the COVID-19 pandemic will have on our partners, such as tenants, travel agencies, suppliers and other vendors, which may adversely impact our operations.

Given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and around the imposition or relaxation of containment measures, the impact on our results of operations, cash flows and financial condition in 2021 and potentially thereafter will be material, but cannot be reasonably estimated at this time. To the extent the COVID-19 pandemic adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks related to our business, including those relating to our ability to raise capital, our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants or other restrictions contained in the agreements that govern our indebtedness. In addition, the COVID-19 pandemic has significantly increased global economic and demand uncertainty. Global recovery from the economic fallout of the COVID-19 pandemic could take many years, which could continue to have adversely impact our financial condition and operations.

We are subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations. The cost of compliance or failure to comply with such regulations and authorities could have a negative effect on our business.

The operations of our resorts are contingent upon our obtaining and maintaining all necessary licenses, permits, approvals, registrations, findings of suitability, orders and authorizations in the jurisdictions in which our resorts are located. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations. The NGC may require the holder of any debt or securities that we, the registered intermediary subsidiaries, or Wynn Las Vegas, LLC issue to file applications, be investigated and be found suitable to own such debt or securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada.

The Company’s articles of incorporation provide that, to the extent required by the gaming authority making the determination of unsuitability or to the extent the Board of Directors determines, in its sole discretion, that a person is likely to jeopardize the Company’s or any affiliate’s application for, receipt of, approval for, right to the use of, or entitlement to, any gaming license, shares of Wynn Resorts’ capital stock that are owned or controlled by such unsuitable person or its affiliates are subject to redemption by Wynn Resorts. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by the applicable gaming authority and, if not, as Wynn Resorts elects.

Nevada and Massachusetts regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approvals; approve changes in our operations; and levy fines or require forfeiture of assets for violations of gaming laws or regulations. Complying with gaming laws, regulations and license requirements is costly. Any change in the Nevada and Massachusetts laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming licenses could require us to make substantial expenditures and forfeit assets, and would negatively affect our gaming operations.

Failure to adhere to the regulatory and gaming requirements in Macau could result in the revocation of our Macau Operations’ concession or otherwise negatively affect its operations in Macau. Moreover, we are subject to the risk that U.S. regulators may not permit us to conduct operations in Macau in a manner consistent with the way in which we intend, or the applicable U.S. gaming authorities require us, to conduct our operations in the United States.

Each of these regulatory authorities has extensive power to license and oversee the operations of our casino resorts and has taken action and could take action against the Company and its related licensees, including actions that could affect the ability or terms upon which our subsidiaries hold their gaming licenses and concessions, and the suitability of the Company to continue as a stockholder of those affiliates.

Ongoing investigations, litigation and other disputes could distract management and result in negative publicity and additional scrutiny from regulators.

The Company is subject to various claims related to our operations. These foregoing investigations, litigation and other disputes and any additional such matters that may arise in the future, can be expensive and may divert management’s attention from the operations of our businesses. The investigations, litigation and other disputes may also lead to additional scrutiny from regulators, which could lead to investigations relating to, and possibly a negative impact on, the Company’s gaming licenses and the Company’s ability to bid successfully for new gaming market opportunities. In addition, the actions, litigation and publicity could negatively impact our business, reputation and competitive position and could reduce demand for shares of Wynn Resorts and WML and thereby have a negative impact on the trading prices of their respective shares.

We depend on the continued services of key managers and employees. If we do not retain our key personnel or attract and retain other highly skilled employees, our business will suffer.

Our ability to maintain our competitive position is dependent to a large degree on the services of our senior management team. Our success depends upon our ability to attract, hire, and retain qualified operating, marketing, financial, and technical personnel in the future. Given the intense competition for qualified management personnel in our industry, we may not be able to hire or retain the required personnel. The loss of key management and operating personnel would likely have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our business is particularly sensitive to reductions in discretionary consumer spending, including as a result of economic downturns or increasing geopolitical tensions.

The global macroeconomic environment is facing significant challenges, including an extended economic downturn, and possibly a global recession, caused primarily by the global COVID-19 pandemic, dampened business sentiment and outlook, the various geopolitical and trade-related tensions. Our financial results have been, and are expected to continue to be, affected by the global and regional economy. Any severe or prolonged slowdown in the global or regional economy may materially and adversely affect our business, results of operations and financial condition.

Recently there have also been heightened tensions in international relations, notably with respect to international trade, including increases in tariffs and company and industry specific restrictions. These issues, in addition to changes in national security policies and geopolitical issues can impact the global and regional economy and impact our business in a negative fashion. Various types of restrictions have been placed by government agencies on targeted industries and companies which could potentially negatively impact the intended subject as well as other companies and persons sharing a common country of operations These types of events have also caused significant volatility in global equity and debt capital markets, which could trigger a severe contraction of liquidity in the global credit markets.

Consumer demand for hotels, casino resorts, trade shows, conventions and for the type of luxury amenities that we offer is particularly sensitive to downturns in the economy, which adversely affect discretionary spending on leisure activities. Because a significant number of our customers come from the People’s Republic of China (“PRC”), Hong Kong and Taiwan, the economic condition of Macau and its surrounding region, in particular, affects the gaming industry in Macau and our Macau Operations. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, high unemployment, perceived or actual changes in disposable consumer income and wealth, economic recession, changes in consumer confidence in the economy, fears of war and acts of terrorism could reduce customer demand for the luxury amenities and leisure activities we offer and may negatively impact our operating results.

Demand for our products and services may be negatively impacted by strained international relations, economic disruptions, visa and travel restrictions or difficulties, anti-corruption campaigns, restrictions on international money transfers and other policies or campaigns implemented by regional governments.

A significant amount of our gaming revenues is generated from customers arriving from the PRC, Hong Kong and Taiwan. Strained international relations, economic disruption and other similar events could negatively impact the number of visitors to our facilities and the amount they spend. In addition, policies adopted from time to time by governments, including any visa and travel restrictions or difficulties faced by our customers such as restrictions on exit visas for travelers requiring them or restrictions on visitor entry visas for the jurisdictions in which we operate, could disrupt the number of visitors to our properties from those affected places, including from the PRC, Hong Kong and Taiwan. It is not known when, or if, policies restricting visitation by PRC citizens will be put in place and such policies may be adjusted, without notice, in the future. Furthermore, anti-corruption campaigns may influence the behavior of certain of our customers and their spending patterns. Such campaigns, as well as monetary outflow policies have specifically led to tighter monetary transfer regulations in a number of areas. These policies may affect and impact the number of visitors and the amount of money they spend. The overall effect of these campaigns and monetary transfer restrictions may negatively affect our revenues and results of operations.

Our business is particularly sensitive to the willingness of our customers to travel to and spend time at our resorts. Acts or the threat of acts of terrorism, outbreak of infectious disease, regional political events and developments in certain countries could cause severe disruptions in air and other travel and may otherwise negatively impact tourists’ willingness to visit our resorts. Such events or developments could reduce the number of visitors to our facilities, resulting in a material adverse effect on our business and financial condition, results of operations or cash flows.

We are dependent on the willingness of our customers to travel. Only a small amount of our business is and will be generated by local residents. Most of our customers travel to reach our

Las Vegas and Macau properties. Acts of terrorism or concerns over the possibility of such acts may severely disrupt domestic and international travel, which would result in a decrease in customer visits to Las Vegas and Macau, including our properties. Regional conflicts could have a similar effect on domestic and international travel. Disruptions in air or other forms of travel as a result of any terrorist act, outbreak of hostilities, escalation of war or worldwide infectious disease outbreak would have an adverse effect on our business and financial condition, results of operations and cash flows. In addition, governmental action and uncertainty resulting from global political trends and policies of major global economies, including potential barriers to travel, trade and immigration can reduce demand for hospitality products and services, including visitation to our resorts.

Furthermore, the attack in Las Vegas on October 1, 2017 underscores the possibility that large public facilities could become the target of mass shootings or other attacks in the future. The occurrence or the possibility of attacks could cause all or portions of affected properties to be shut down for prolonged periods, resulting in a loss of income; generally reduce travel to affected areas for tourism and business or adversely affect the willingness of customers to stay in or avail themselves of the services of the affected properties; expose us to a risk of monetary claims arising from death, injury or damage to property caused by any such attack; and result in higher costs for security and insurance premiums, all of which could adversely affect our results.

Our continued success depends on our ability to maintain the reputation of our resorts.

Our strategy and integrated resort business model rely on positive perceptions of our resorts and the level of service we provide. Any deterioration in our reputation could have a material adverse effect on our business, results of operations and cash flows. Our reputation could be negatively impacted by our failure to deliver the superior design and customer service for which we are known or by events that are beyond our control. Our reputation may also suffer as a result of negative publicity regarding the Company or our resorts, including as a result of social media reports, regardless of the accuracy of such publicity. The continued expansion of media and social media formats has compounded the potential scope of negative publicity and has made it more difficult to control and effectively manage negative publicity.

We are entirely dependent on a limited number of resorts for all of our cash flow, which subjects us to greater risks than a gaming company with more operating properties.

We are currently entirely dependent upon our Macau Operations, Las Vegas Operations and Encore Boston Harbor for all of our operating cash flow. As a result, we are subject to a greater degree of risk than a gaming company with more operating properties or greater geographic diversification. The risks to which we have a greater degree of exposure include changes in local economic and competitive conditions; changes in local and state governmental laws and regulations, including gaming laws and regulations, and the way in which those laws and regulations are applied; natural and other disasters, including the outbreak of infectious diseases; an increase in the cost of maintaining our properties; a decline in the number of visitors to Las Vegas, Macau or Boston; and a decrease in gaming and non-casino activities at our resorts. Any of these factors could negatively affect our results of operations and our ability to generate sufficient cash flow to make payments or maintain our covenants with respect to our debt.

We are a parent company and our primary source of cash is and will be distributions from our subsidiaries.

We are a parent company with limited business operations of our own. Our main asset is the capital stock of our subsidiaries. We conduct most of our business operations through our direct and indirect subsidiaries. Accordingly, our primary sources of cash are dividends and distributions with respect to our ownership interests in our subsidiaries that are derived from the earnings and cash flow generated by our operating properties. Our subsidiaries might not generate sufficient earnings and cash flow to pay dividends or distributions in the future. For example, if the Coronavirus outbreak continues to interrupt our gaming operations or visitation to Macau or if the outbreak escalates, it may have a material adverse effect on our subsidiaries’ results of operations and their ability to pay dividends or distributions to us.

Our subsidiaries’ payments to us will be contingent upon their earnings and upon other business considerations. In addition, our subsidiaries’ debt instruments and other agreements limit or prohibit certain payments of dividends or other distributions to us. We expect that future debt instruments for the financing of our other developments will contain similar restrictions. An inability of our subsidiaries to pay us dividends and distributions would have a significant negative effect on our liquidity.

Our casino, hotel, convention and other facilities face intense competition, which may increase in the future.

General.    The casino/hotel industry is highly competitive. Increased competition could result in a loss of customers, which may negatively affect our cash flows and results of operations.

Macau Operations.    There are three gaming concessions and three subconcessions authorized by the Macau government for the operation of casinos in Macau, of which the concession we hold is one. The Macau government has had the ability to grant additional gaming concessions since April 2009. If the Macau government were to allow additional competitors to operate in Macau through the grant of additional concessions or subconcessions, we would face additional competition, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Several of the current concessionaires and subconcessionaires have opened facilities in the Cotai area over the past few years, which has significantly increased gaming and non-gaming offerings in Macau, with continued development and further openings in Cotai expected in the near future.

Our Macau Operations face competition from casinos throughout the world, including Singapore, South Korea, the Philippines, Malaysia, Vietnam, Cambodia, Australia, Las Vegas, cruise ships in Asia that offer gaming and other casinos throughout Asia. Additionally, certain other Asian countries and regions have legalized or in the future may legalize gaming, such as Japan, Taiwan and Thailand, which could increase competition for our Macau Operations.

Las Vegas Operations and Encore Boston Harbor.    Our Las Vegas Operations compete with other Las Vegas Strip hotels and with other hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment, theme and size, among other factors. Wynn Las Vegas also competes with other casino/hotel facilities in other cities. The proliferation of gaming activities in other areas could significantly harm our business as well. In particular, the legalization or expansion of casino gaming in or near metropolitan areas from which we attract customers could have a negative effect on our business. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers away from Wynn Las Vegas. Encore Boston Harbor competes with other casinos in the northeastern United States. Additional competition in the northeast region as a result of the upgrading or expansion of facilities by existing market participants, the entrance of new gaming participants into a market or legislative changes may harm our business. As competing properties and new markets are opened, our operating results may be negatively impacted.

Our business relies on premium customers. We often extend credit, and we may not be able to collect gaming receivables from our credit players or credit play may decrease.

General.    A significant portion of our table games revenue at our resorts is attributable to the play of a limited number of premium customers. The loss or a reduction in the play of the most significant of these customers could have a material adverse effect on our business, financial condition, results of operations and cash flows. Adverse global or regional economic conditions, could reduce the frequency of visits by these customers and revenue generated from them.

We conduct our gaming activities on a credit, as well as a cash, basis. The casino credit we extend is generally unsecured and due on demand. We will extend casino credit to those customers whose level of play and financial resources, in the opinion of management, warrant such an extension. Table games players typically are extended more credit than slot players, and high-value players typically are extended more credit than customers who tend to wager lower amounts. The collectability of receivables from customers could be negatively affected by future business or economic trends or by significant events in the countries in which these customers reside. In addition, premium gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-value gaming may have a positive or negative impact on cash flow and earnings in a particular quarter.

Macau Operations.    Although the law in Macau permits casino operators to extend credit to gaming customers, our Macau Operations may not be able to collect all of its gaming receivables from its credit players. We expect that our Macau Operations will be able to enforce these obligations only in a limited number of jurisdictions, including Macau. To the extent our gaming customers are visitors from other jurisdictions, we may not have access to a forum in which we will be able to collect all of our gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and we may encounter forums that will refuse to enforce such debts. Our inability to collect gaming debts could have a significant negative impact on our operating results.

Currently, the gaming tax in Macau is calculated as a percentage of gross gaming revenue, including the face value of credit instruments issued. The gross gaming revenues calculation in Macau does not include deductions for uncollectible gaming debts. As a result, if we extend credit to our customers in Macau and are unable to collect on the related receivables from them, we remain obligated to pay taxes on our winnings from these customers regardless of whether we collect on the credit instrument.

Las Vegas Operations and Encore Boston Harbor.    While gaming debts evidenced by a credit instrument, including what is commonly referred to as a “marker,” are enforceable under the current laws of Nevada and Massachusetts, and judgments on gaming debts are enforceable in all states of the United States under the Full Faith and Credit Clause of the United States Constitution, other jurisdictions may determine that direct or indirect enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the United States of foreign debtors may be used to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations. We cannot assure that we will be able to collect the full amount of gaming debts owed to us, even in jurisdictions that enforce them. Changes in economic conditions may make it more difficult to assess creditworthiness and more difficult to collect the full amount of any gaming debt owed to us. Our inability to collect gaming debts could have a significant negative impact on our operating results.

Win rates for our gaming operations depend on a variety of factors, some of which are beyond our control.

The gaming industry is characterized by an element of chance. Win rates are also affected by other factors, including players’ skill and experience, the mix of games played, the financial resources of players, the spread of table limits, the volume of bets played, the amount of time played and undiscovered acts of fraud or cheating. In addition, premium gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a positive or negative impact on cash flow and earnings in a particular quarter. Our gross gaming revenues are mainly derived from the difference between our casino winnings and the casino winnings of our gaming customers. Since there is an inherent element of chance in the gaming industry, we do not have full control over our winnings or the winnings of our gaming customers.

Acts of fraud or cheating through the use of counterfeit chips, covert schemes and other tactics, possibly in collusion with our employees, may be attempted or committed by our gaming customers with the aim of increasing their winnings. Our gaming customers, visitors and employees may also commit crimes such as theft in order to obtain chips not belonging to them. We have taken measures to safeguard our interests including the implementation of systems, processes and technologies to mitigate against these risks, extensive employee training, surveillance, security and investigation operations and adoption of appropriate security features on our chips such as embedded radio frequency identification tags. Despite our efforts, we may not be successful in preventing or detecting such culpable behavior and schemes in a timely manner and the relevant insurance we have obtained may not be sufficient to cover our losses depending on the incident, which could result in losses to our gaming operations and generate negative publicity, both of which could have an adverse effect on our reputation, business, results of operations and cash flows.

Our new projects may not be successful. Construction projects will be subject to development and construction risks, which could have an adverse effect on our financial condition, results of operations or cash flows.

In addition to the construction and regulatory risks associated with our current and future construction projects, we cannot assure you that the level of consumer demand for our casino resorts or for the type of luxury amenities that we will offer will meet our expectations. The operating results of our new projects may be materially different than the operating results of our current integrated resorts due to, among other reasons, differences in consumer and corporate spending and preferences in new geographic areas, increased competition from other markets or other developments that may be beyond our control. In addition, our new projects may be more sensitive to certain risks, including risks associated with downturns in the economy, than the resorts we currently operate. The demands imposed by new developments on our managerial, operational and other resources may impact our operation of our existing resorts. Construction, equipment or staffing problems or difficulties in obtaining any of the requisite licenses, permits and authorizations from regulatory authorities could increase the total cost, delay or prevent the construction or opening or otherwise affect the design and features of our projects. If any of these issues were to occur, it could adversely affect our prospects, financial condition, or results of operations.

We could encounter higher than expected cost increases in the development of our projects.

The projected development costs for our projects reflect our best estimates and the actual development costs may be higher than expected. Contingencies that have been set aside by us to cover potential cost overruns or potential delays may be insufficient to cover the full amount of such overruns or delays. If these contingencies are not sufficient to cover these costs, or if we are not able to recover damages for these delays and contingencies, we may not have the funds required to pay the excess costs and this project may not be completed. Failure to complete this project may negatively affect our financial condition, our results of operations and our ability to pay our debt.

Any violation of applicable Anti-Money Laundering laws, regulations or the Foreign Corrupt Practices Act or sanctions could adversely affect our business, performance, prospects, value, financial condition, and results of operations.

We deal with significant amounts of cash in our operations and are subject to various jurisdictions’ reporting and anti-money laundering laws and regulations. Both U.S. and Macau governmental authorities focus heavily on the gaming industry and compliance with anti-money laundering laws and regulations. From time to time, the Company receives governmental and regulatory inquiries about compliance with such laws and regulations. The Company cooperates with all such inquiries. Any violation of anti-money laundering laws or regulations could adversely affect our business, performance, prospects, value, financial condition, and results of operations.

Further, we have operations, and a significant portion of our revenue is derived outside of the United States. We are therefore subject to regulations imposed by the FCPA and other anti-corruption laws that generally prohibit U.S. companies and their intermediaries from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties, and the SEC and U.S. Department of Justice have increased their enforcement activities with respect to such laws and regulations. The Office of Foreign Assets Control and the Commerce Department administer and enforce economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations, and individuals. Failure to comply with these laws and regulations could increase our cost of operations, reduce our profits, or otherwise adversely affect our business, financial condition, and results of operations.

Internal control policies and procedures and employee training and compliance programs that we have implemented to deter prohibited practices may not be effective in prohibiting our and our affiliates’ directors, employees, contractors or agents from violating or circumventing our policies and the law. If we or our affiliates, or either of our respective directors, employees or agents fail to comply with applicable laws or Company policies governing our operations, the Company may face investigations, prosecutions and other legal proceedings and actions, which could result in civil penalties, administrative remedies and criminal sanctions. Any such government investigations, prosecutions or other legal proceedings or actions could adversely affect our business, performance, prospects, value, financial condition, and results of operations.

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

We have incurred costs to comply with environmental requirements, such as those relating to discharges into the air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases at our property. As an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination.

These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use our property. Contamination has been identified at and in the vicinity of our site in Everett, Massachusetts. The ultimate cost of remediating contaminated sites is difficult to accurately predict and we exceeded our initial estimates. We may be required to conduct additional investigations and remediation with respect to this site.

Adverse incidents or adverse publicity concerning our resorts or our corporate responsibilities could harm our brand and reputation and negatively impact our financial results.

Our reputation and the value of our brand, including the perception held by our customers, business partners, other key stakeholders and the communities in which we do business, are important assets. Our business faces increasing scrutiny related to environmental, social and governance activities, and risk of damage to our reputation and the value of our brands if we fail to act responsibly in a number of areas, such as diversity and inclusion, environmental stewardship, supply chain management, sustainability, workplace conduct, human rights, philanthropy, and support for local communities. Any harm to our reputation could have a material adverse effect on our business, results of operations, and cash flows.

Compliance with changing laws and regulations may result in additional expenses and compliance risks.

Changing laws and regulations are creating uncertainty for gaming companies. These changing laws and regulations are subject to varying interpretations in many cases due to their lack of specificity, recent issuance and/or lack of guidance. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. In addition, further regulation of casinos, financial institutions and public companies is possible. This could result in continuing uncertainty and higher costs regarding compliance matters. Due to our commitment to maintain high standards of compliance with laws and public disclosure, our efforts to comply with evolving laws, regulations and standards have resulted in and are likely to continue to result in increased general and administrative expense. In addition, we are subject to different parties’ interpretation of our compliance with these new and changing laws and regulations.

We are subject to taxation by various governments and agencies. The rate of taxation could change.

We are subject to taxation by various governments and agencies, both in the U.S. and in Macau. Changes in the laws and regulations related to taxation, including changes in the rates of taxation, the amount of taxes we owe and the time when income is subject to taxation, our ability to claim U.S. foreign tax credits, failure to renew our Macau dividend agreement and Macau income tax exemption on gaming profits and the imposition of foreign withholding taxes could change our overall effective rate of taxation.

System failure, information leakage and the cost of maintaining sufficient cybersecurity could adversely affect our business.

We rely on information technology and other systems (including those maintained by third parties with whom we contract to provide data services) to maintain and transmit large volumes of customer financial information, credit card settlements, credit card funds transmissions, mailing lists and reservations information and other personally identifiable information. We also maintain important internal company data such as personally identifiable information about our employees and information relating to our operations. The systems and processes we have implemented to protect customers, employees and company information are subject to the ever-changing risk of compromised security. These risks include cyber and physical security breaches, system failure, computer viruses, and negligent or intentional misuse by customers, company employees, or employees of third-party vendors. The steps we take to deter and mitigate these risks may not be successful and our insurance coverage for protecting against cybersecurity risks may not be sufficient. Our third-party information system service providers face risks relating to cybersecurity similar to ours, and we do not directly control any of such parties’ information security operations.

Despite the security measures we currently have in place, our facilities and systems and those of our third-party service providers may be vulnerable to security breaches, acts of vandalism, phishing attacks, computer viruses, misplaced or lost data, programming or human errors and other events. Cyber-attacks are becoming increasingly more difficult to anticipate and prevent due to their rapidly evolving nature and, as a result, the technology we use to protect our systems from being breached or compromised could become outdated due to advances in computer capabilities or other technological developments.

Any perceived or actual electronic or physical security breach involving the misappropriation, loss, or other unauthorized disclosure of confidential or personally identifiable information, including penetration of our network security, whether by us or by a third party, could disrupt our business, damage our reputation and our relationships with our customers or employees, expose us to risks of litigation, significant fines and penalties and liability, result in the deterioration of our customers’ and employees’ confidence in us, and adversely affect our business, results of operations and financial condition. Since we do not control third-party service providers and cannot guarantee that no electronic or physical computer break-ins and security breaches will occur in the future, any perceived or actual unauthorized disclosure of personally identifiable information regarding our employees, customers or website visitors could harm our reputation and credibility and reduce our ability to attract and retain employees and customers. As these threats develop and grow, we may find it necessary to make significant further investments to protect data and our infrastructure, including the implementation of new computer systems or upgrades to existing systems, deployment of additional personnel and protection-related technologies, engagement of third-party consultants, and training of employees. The occurrence of any of the cyber incidents described above could have a material adverse effect on our business, results of operations and cash flows.

The failure to protect the integrity and security of company employee and customer information could result in damage to reputation and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of data.

Our business uses and transmits large volumes of employee and customer data, including credit card numbers and other personal information in various information systems that we maintain in areas such as human resources outsourcing, website hosting, and various forms of electronic communications. Our customers and employees have a high expectation that we will adequately protect their personal information. Our collection and use of personal data are governed by privacy laws and regulations, and privacy law is an area that changes often and varies significantly by jurisdiction. For example, the European Union (EU)‘s General Data Protection Regulation (“GDPR”), which became effective in May 2018 and replaced the old data protection laws of each EU member state, requires companies to meet new and more stringent requirements regarding the handling of personal data. The GDPR captures data processing by non-EU firms with no EU establishment as long as firms’ processing relates to “offering goods or services” or the “monitoring” of individuals in the EU. In addition to governmental regulations, there are credit card industry standards or other applicable data security standards we must comply with as well. Compliance with applicable privacy regulations may increase our operating costs and/or adversely impact our ability to market our products, properties and services to our guests. In addition, non-compliance with applicable privacy regulations by us (or in some circumstances non-compliance by third parties engaged by us) or a breach of security on systems storing our data may result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of data. For example, failure to meet the GDPR requirements could result in penalties of up to four percent of worldwide revenue. Any misappropriation of confidential or personally identifiable information gathered, stored or used by us, be it intentional or accidental, could have a material impact on the operation of our business, including severely damaging our reputation and our relationships with our customers, employees and investors.

Our business could suffer if our computer systems and websites are disrupted or cease to operate effectively.

We are dependent on our computer systems to record and process transactions and manage and operate our business, including processing payments, accounting for and reporting financial results, and managing our employees and employee benefit programs. Given the complexity of our business, it is imperative that we maintain uninterrupted operation of our computer hardware and software systems. Despite our preventative efforts, our systems are vulnerable to damage or interruption from, among other things, security breaches, computer viruses, technical malfunctions, inadequate system capacity, power outages, natural disasters, and usage errors by our employees or third-party consultants. If our information technology systems become damaged or otherwise cease to function properly, we may have to make significant investments to repair or replace them. Additionally, confidential or sensitive data related to our customers or employees could be lost or compromised. Any material disruptions in our information technology systems could have a material adverse effect on our business, results of operations, and financial condition.

If a third party successfully challenges our ownership of, or right to use, the Wynn-related trademarks and/or service marks, our business or results of operations could be harmed.

Our intellectual property assets, especially the logo version of “Wynn,” are among our most valuable assets. We have filed applications with the PTO and with various foreign patent and trademark registries including registries in Macau, China, Hong Kong, Singapore, Taiwan, Japan, certain European countries and various other jurisdictions throughout the world, to register a variety of WYNN-related trademarks and service marks in connection with a variety of goods and services. Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

A common element of most of these marks is the use of the surname “WYNN.” As a general rule, a surname (or the portion of a mark primarily constituting a surname) is not eligible for registration unless the surname has acquired “secondary meaning.” To date, we have been successful in demonstrating to the PTO such secondary meaning for the Wynn name, in certain of the applications, based upon factors including Mr. Wynn’s historical prominence as a resort developer, but we cannot assure you that we will be successful with the other pending applications.

Federal registrations are not completely dispositive of the right to such marks. Third parties who claim prior rights with respect to similar marks may nonetheless challenge our right to obtain registrations or our use of the marks and seek to overcome the presumptions afforded by such registrations.

Furthermore, due to the increased use of technology in computerized gaming machines and in business operations generally, other forms of intellectual property rights (such as patents and copyrights) are becoming of increased relevance. It is possible that, in the future, third parties might assert superior intellectual property rights or allege that their intellectual property rights cover some aspect of our operations. The defense of such allegations may result in substantial expenses, and, if such claims are successfully prosecuted, may have a material impact on our business. There has been an increase in the international operation of fraudulent online gambling and investment websites attempting to scam and defraud members of the public. Websites offering these or similar activities and opportunities that use our names or similar names or images in likeness to ours, are doing so without our authorization and possibly unlawfully and with criminal intent. If our efforts to cause these sites to be shut down through civil action and by reporting these sites to the appropriate authorities (where applicable) are unsuccessful or not timely completed, these unauthorized activities may continue and harm our reputation and negatively affect our business. Efforts we take to acquire and protect our intellectual property rights against unauthorized use throughout the world may be costly and may not be successful in protecting and preserving the status and value of our intellectual property assets.

Labor actions and other labor problems could negatively impact our operations.

Some of our employees are represented by labor unions. From time to time, we have experienced attempts by labor organizations to organize certain of our non-union employees. These efforts have achieved some success to date. We cannot provide any assurance that we will not experience additional and successful union activity in the future. The impact of any union activity is undetermined and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer, including losses resulting from terrorism, and our insurance costs may increase.

We have comprehensive property and liability insurance policies for our properties with coverage features and insured limits that we believe are customary in their breadth and scope. However, in the event of a substantial loss, the insurance coverage we carry may not be sufficient to pay the full market value or replacement cost of our lost investment or could result in certain losses being totally uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenue from the property, and we could remain obligated for debt or other financial obligations related to the property.

Market forces beyond our control may limit the scope of the insurance coverage we can obtain in the future or our ability to obtain coverage at reasonable rates. Certain catastrophic losses may be uninsurable or too expensive to justify obtaining insurance. As a result, if we suffer such a catastrophic loss, we may not be successful in obtaining future insurance without increases in cost or decreases in coverage levels. Furthermore, our debt instruments and other material agreements require us to maintain a certain minimum level of insurance. Failure to satisfy these requirements could result in an event of default under these debt instruments or material agreements, which would negatively affect our business and financial condition.

Risks Associated with our Macau Operations

Our Macau Operations may be affected by adverse political and economic conditions.

Our Macau Operations are subject to significant political, economic and social risks inherent in doing business in an emerging market. The future success of our Macau Operations will depend on political and economic conditions in Macau and the PRC. For example, fiscal decline, international relations, and civil, domestic or international unrest in Macau, China or the surrounding region could significantly harm our business, not only by reducing customer demand for casino resorts, but also by increasing the risk of imposition of taxes and exchange controls or other governmental restrictions, laws or regulations that might impede our Macau Operations or our ability to repatriate funds.

Revenues from our Macau gaming operations will end if we cannot secure an extension or renewal of our concession, or a new concession, by June 26, 2022, or if the Macau government exercises its redemption right.

The term of our concession agreement with the Macau government ends on June 26, 2022. Unless the term of our concession agreement is extended or renewed or we receive a new gaming concession or other right to operate gaming at our resorts in Macau, subject to any separate arrangement with the Macau government, all of our gaming operations and related equipment in Macau will be automatically transferred to the Macau government without compensation to us and we will cease to generate any revenues from these operations at the end of the term of our concession agreement. The Macau government has publicly commented that it is studying the process by which concessions and subconcessions may be renewed, extended or issued. Effective since June 2017, the Macau government may redeem our concession agreement by providing us at least one year’s prior notice. In the event the Macau government exercises this redemption right, we are entitled to fair compensation or indemnity based on the amount of revenue generated during the tax year prior to the redemption multiplied by the remaining years under our concession. We are considering various options to place us in a good position for the renewal, extension or concession application process; however, we may not be able to extend our concession agreement or renew our concession or obtain a new concession on terms favorable to us or at all. If our concession is redeemed, the compensation paid to us may not be adequate to compensate us for the loss of future revenues. The redemption of or failure to extend or renew our concession or obtain a new concession would have a material adverse effect on our results of operations.

We compete for limited labor resources in Macau and local policies may also affect our ability to employ imported labor.

The success of our operations in Macau will be affected by our success in hiring and retaining employees. We compete with a large number of casino resorts in Macau for a limited number of qualified employees. In addition, only Macau residents are eligible for the majority of positions within the casino including dealers and other gaming staff. Competition for these individuals in Macau has increased and will continue to increase as other competitors expand their operations. We seek employees from outside Macau to adequately staff our resorts where permitted and certain local policies affect our ability to import labor in certain job classifications. We coordinate with the labor and immigration authorities to ensure our labor needs are satisfied, but cannot be certain that we will be able to recruit and retain a sufficient number of qualified employees for our Macau Operations or that we will be able to obtain required work permits for those employees. If we are unable to obtain, attract, retain and train skilled employees, our ability to adequately manage and staff our existing and planned casino and resort properties in Macau could be impaired, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The smoking control legislation in Macau could have an adverse effect on our business, financial condition, results of operations and cash flows.

Under the Macau Smoking Prevention and Tobacco Control Law, as of January 1, 2019, smoking on casino premises is only permitted in authorized segregated smoking lounges with no gaming activities and such smoking lounges are required to comply with the conditions set out in the regulations. The existing smoking legislation, and any smoking legislation intended to fully ban all smoking in casinos, may deter potential gaming customers who are smokers from frequenting casinos in Macau and disrupt the number of customers visiting or the amount of time visiting customers spend at our property, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Transportation services, infrastructure and related facilities may need to be improved to accommodate the demand of visitors to Macau.

Transportation services, infrastructure and related facilities within Macau and between Macau, Hong Kong and the PRC may need to be improved to accommodate the increased visitation to Macau driven by additional casino projects and attractions that are under construction and to be developed in the future as well as the opening of the Hong Kong-Zhuhai-Macau Bridge which may further strain existing transportation infrastructure. If transportation facilities to and from Macau are inadequate to meet the demands of an increased volume of gaming customers visiting Macau, the desirability of Macau as a gaming destination, as well as the results of operations of our Macau Operations, could be negatively impacted. Furthermore, construction of current and future casino and infrastructure projects, adjacent to our properties could impede access to our properties during construction and development. This may negatively impact the results of our Macau Operations.

Extreme weather conditions may have an adverse impact on our Macau Operations.

Macau’s subtropical climate and location on the South China Sea are subject to extreme weather conditions including typhoons and heavy rainstorms, such as Typhoon Mangkhut in 2018 and Typhoon Hato in 2017. Unfavorable weather conditions could negatively affect the profitability of our resorts and prevent or discourage guests from traveling to Macau. Any flooding, unscheduled interruption in the technology or transportation services or interruption in the supply of public utilities may lead to a shutdown of any of our resorts in Macau. The occurrence and timing of such events cannot be predicted or controlled by us and may have a material adverse effect on our business, financial condition, results of operations, and cash flows.

If our Macau Operations fail to comply with the concession agreement, the Macau government can terminate our concession without compensation to us, which would have a material adverse effect on our business and financial condition.

The Macau government has the right to unilaterally terminate our concession in the event of our material non-compliance with the basic obligations under the concession and applicable

Macau laws. The concession agreement expressly provides a non-exhaustive list of facts and circumstances under which the government of Macau may unilaterally rescind the concession agreement of our Macau Operations, including if it conducts unauthorized games or activities that are excluded from its corporate purpose; suspends gaming operations in Macau for more than seven consecutive days (or more than 14 days in a civil year) without justification; defaults in payment of taxes, premiums, contributions or other required amounts; does not comply with government inspections or supervision; systematically fails to observe its obligations under the concession system; or does not comply with directions issued by the Macau government, in particular the Macau gaming regulator; fails to maintain bank guarantees or bonds satisfactory to the government; is the subject of bankruptcy proceedings or becomes insolvent; engages in serious fraudulent activity, damaging to the public interest; or repeatedly violates applicable gaming laws.

If the government of Macau unilaterally rescinds the concession agreement, our Macau Operations will be required to compensate the government in accordance with applicable law, and the areas defined as casino space under Macau law and all of the gaming equipment pertaining to our gaming operations will be transferred to the government without compensation. The loss of our concession would prohibit us from conducting gaming operations in Macau, which would have a material adverse effect on our business and financial condition.

Certain Nevada gaming laws apply to our Macau Operations’ gaming activities and associations.

Certain Nevada gaming laws also apply to gaming activities and associations in jurisdictions outside the State of Nevada. With respect to our Macau Operations, we and our subsidiaries that must be licensed to conduct gaming operations in Nevada are required to comply with certain reporting requirements concerning gaming activities and associations in Macau conducted by our Macau-related subsidiaries. We and our licensed Nevada subsidiaries also will be subject to disciplinary action by the NGC if our Macau-related subsidiaries knowingly violate any Macau laws relating to their Macau gaming operations; fail to conduct our Macau Operations in accordance with the standards of honesty and integrity required of Nevada gaming operations; engage in any activity or enter into any association that is unsuitable for us because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to Nevada gaming policies; engage in any activity or enter into any association that interferes with the ability of the State of Nevada to collect gaming taxes and fees; or employ, contract with or associate with any person in the foreign gaming operation who has been denied a license or a finding of suitability in Nevada on the ground of unsuitability, or who has been found guilty of cheating at gambling. Such disciplinary action could include suspension, conditioning, limitation or revocation of the registration, licenses or approvals held by us and our licensed Nevada subsidiaries, including Wynn Las Vegas, LLC, and the imposition of substantial fines.

In addition, if the Nevada Gaming Control Board determines that any actual or intended activities or associations of our Macau-related subsidiaries may be prohibited pursuant to one or more of the standards described above, the Nevada Gaming Control Board can require us and our licensed Nevada subsidiaries to file an application with the NGC for a finding of suitability of the activity or association. If the NGC finds that the activity or association in Macau is unsuitable or prohibited, our Macau-related subsidiaries will either be required to terminate the activity or association, or will be prohibited from undertaking the activity or association. Consequently, should the NGC find that our Macau-related subsidiary’s gaming activities or associations in Macau are unsuitable, those subsidiaries may be prohibited from undertaking their planned gaming activities or associations in Macau, or be required to divest their investment in Macau, possibly on unfavorable terms.

We depend upon gaming promoters for a significant portion of our gaming revenue. If we are unable to maintain, or develop additional, successful relationships with reputable gaming promoters, our ability to maintain or grow our gaming revenues could be adversely affected.

A significant portion of our gaming revenue in Macau is generated by clientele of our gaming promoters. There is intense competition among casino operators in Macau for services provided by gaming promoters. We anticipate that this competition will further intensify as additional casinos open in Macau. If we are unable to maintain, or develop additional, successful relationships with reputable gaming promoters, or lose a significant number of our gaming promoters to our competitors, our ability to maintain or grow our gaming revenues will be adversely affected and we will have to seek alternative ways of developing relationships with premium customers. In addition, if our gaming promoters are unable to develop or maintain relationships with premium customers, our ability to maintain or grow our gaming revenues will be hampered.

The financial resources of our gaming promoters may be insufficient to allow them to continue doing business in Macau which could adversely affect our business and financial condition. Our gaming promoters may experience difficulty in attracting customers.

Economic and regulatory factors in the region may cause our gaming promoters to experience difficulties in their Macau operations, including intensified competition in attracting customers to come to Macau. Further, gaming promoters may face a decrease in liquidity, limiting their ability to grant credit to their customers, and difficulties in collecting credit they extended previously. The inability to attract sufficient customers, grant credit and collect amounts due in a timely manner may negatively affect our gaming promoters’ operations, causing gaming promoters to wind up or liquidate their operations or resulting in some of our gaming promoters leaving Macau. Current and any future difficulties could have an adverse impact on our results of operations.

Increased competition for the services of gaming promoters may require us to pay increased commission rates to gaming promoters.

Certain gaming promoters have significant leverage and bargaining strength in negotiating operational agreements with casino operators. This leverage could result in gaming promoters negotiating changes to our operational agreements, including higher commissions, or the loss of business to a competitor or the loss of certain relationships with gaming promoters. If we need to increase our commission rates or otherwise change our practices with respect to gaming promoters due to competitive forces, our results of operations could be adversely affected.

Failure by the gaming promoters with whom we work to comply with Macau gaming laws and high standards of probity and integrity might affect our reputation and ability to comply with the requirements of our concession, Macau gaming laws and other gaming licenses.

The reputations and probity of the gaming promoters with whom we work are important to our own reputation and to our ability to operate in compliance with our concession, Macau gaming laws and other gaming licenses. We conduct periodic reviews of the probity and compliance programs of our gaming promoters. However, we are not able to control our gaming promoters’ compliance with these high standards of probity and integrity, and our gaming promoters may violate provisions in their contracts with us designed to ensure such compliance. In addition, if we enter into a new business relationship with a gaming promoter whose probity is in doubt, this may be considered by regulators or investors to reflect negatively on our own probity. If our gaming promoters are unable to maintain required standards of probity and integrity, we may face consequences from gaming regulators with authority over our operations. Furthermore, if any of our gaming promoters violate the Macau gaming laws while on our premises, the Macau government may, in its discretion, take enforcement action against us, the gaming promoter, or each concurrently, and we may be sanctioned and our reputation could be harmed. If our gaming promoters are unable to maintain required standards of probity and integrity, we may face adverse consequences from gaming regulators with authority over our operations.

Unfavorable changes in currency exchange rates may increase our Macau Operations’ obligations under the concession agreement and cause fluctuations in the value of our investment in Macau.

The currency delineated in our Macau Operations’ concession agreement with the government of Macau is the Macau pataca. The Macau pataca is linked to the Hong Kong dollar, and the two are often used interchangeably in Macau. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years.

If the Hong Kong dollar and the Macau pataca are no longer linked to the U.S. dollar, the exchange rate for these currencies may severely fluctuate. The current rate of exchange fixed by the applicable monetary authorities for these currencies may also change.

Many of our Macau Operations’ payment and expenditure obligations are in Macau patacas. We expect that most of the revenues for any casino that we operate in Macau will be in Hong Kong dollars. As a result, we are subject to foreign exchange risk with respect to the exchange rate between Macau patacas and Hong Kong dollars and the Hong Kong dollar and the U.S. dollar. Because certain debt obligations of our Macau-related entities have incurred U.S. dollar-denominated debt, fluctuations in the exchange rates of the Macau pataca or the Hong Kong dollar, in relation to the U.S. dollar, could have adverse effects on our results of operations, financial condition and ability to service our debt.

Currency exchange controls and currency export restrictions could negatively impact our Macau Operations.

Currency exchange controls and restrictions on the export of currency by certain countries may negatively impact the success of our Macau Operations. For example, there are currently existing currency exchange controls and restrictions on the export of the renminbi, the currency of the PRC. Restrictions on the export of the renminbi may impede the flow of gaming customers from the PRC to Macau, inhibit the growth of gaming in Macau and negatively impact our Macau Operations.

Our Macau subsidiaries’ indebtedness is secured by a substantial portion of their assets.

Subject to applicable laws, including gaming laws, and certain agreed upon exceptions, our Macau subsidiaries’ debt is secured by liens on substantially all of their assets. In the event of a default by such subsidiaries under their financing documents, or if such subsidiaries experience insolvency, liquidation, dissolution or reorganization, the holders of such secured debt would first be entitled to payment from their collateral security, and then would the holders of our Macau subsidiaries’ unsecured debt be entitled to payment from their remaining assets, and only then would we, as a holder of capital stock, be entitled to distribution of any remaining assets.

Conflicts of interest may arise because certain of our directors and officers are also directors of Wynn Macau, Limited.

Wynn Macau, Limited, an indirect majority owned subsidiary of Wynn Resorts and the developer, owner and operator of Wynn Macau and Wynn Palace, listed its ordinary shares of common stock on The Stock Exchange of Hong Kong Limited in October 2009. As of December 31, 2020, Wynn Resorts owns approximately 72% of Wynn Macau, Limited’s ordinary shares of common stock. As a result of Wynn Macau, Limited having stockholders who are not affiliated with us, we and certain of our officers and directors who also serve as officers and/or directors of Wynn Macau, Limited may have conflicting fiduciary obligations to our stockholders and to the minority stockholders of Wynn Macau, Limited. Decisions that could have different implications for Wynn Resorts and Wynn Macau, Limited, including contractual arrangements that we have entered into or may in the future enter into with Wynn Macau, Limited, may give rise to the appearance of a potential conflict of interest.

The Macau government has established a maximum number of gaming tables that can be operated in Macau and has limited the number of new gaming tables at new gaming areas in Macau.

As of December 31, 2020, we had a total of 323 table games at Wynn Palace and 331 at Wynn Macau. The mix of table games in operation at Wynn Palace and Wynn Macau changes from time to time as a result of marketing and operating strategies in response to changing market demand and industry competition. Failure to shift the mix of our table games in anticipation of market demands and industry trends may negatively impact our operating results.

Risks Related to Share Ownership and Stockholder Matters

Our largest stockholders are able to exert significant influence over our operations and future direction.

As of December 31, 2020, Elaine P. Wynn owned approximately 9% of our outstanding common stock. As a result, Elaine P. Wynn may be able to exert significant influence over all matters requiring our stockholders’ approval, including the approval of significant corporate transactions. On August 3, 2018, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elaine P. Wynn regarding the composition of the Company’s Board of Directors and certain other matters, including, among other things, the appointment of Mr. Philip G. Satre to the Company’s Board of Directors, standstill restrictions, releases, non-disparagement and reimbursement of expenses. The term of the Cooperation Agreement expires on the later of (i) the date that Phil Satre no longer serves as Chair of the Board and (ii) the day after the conclusion of the 2020 annual meeting of the Company’s stockholders, unless earlier terminated pursuant to the circumstances described in the Cooperation Agreement.

Our stock price may be volatile.

The trading price of our common stock has been and may continue to be subject to wide fluctuations. Our stock price may fluctuate in response to a number of events and factors, such as general United States, China, and world economic and financial conditions, our own quarterly variations in operating results, increased competition, changes in financial estimates and recommendations by securities analysts, changes in applicable laws or regulations, and changes affecting the travel industry, and other events impacting our business. The stock market in general, and prices for companies in our industry in particular, has experienced extreme volatility that may be unrelated to the operating performance of a particular company. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

Risks Related to our Indebtedness

We are highly leveraged and future cash flow may not be sufficient for us to meet our obligations, and we might have difficulty obtaining more financing.

We have a substantial amount of consolidated debt in relation to our equity. As of December 31, 2020, we had total outstanding debt of approximately $13.15 billion, which includes a portion of the funds we expect to need for the development and construction of our current projects. We may, however, incur additional indebtedness in connection with the construction of these projects. In addition, we are permitted to incur additional indebtedness if certain conditions are met, including conditions under our Wynn Macau Credit Facilities, our WRF Credit Facilities, and our indentures in connection with other future potential development plans.

Failure to meet our payment obligations or other obligations could result in acceleration of our indebtedness, foreclosure upon our assets that serve as collateral or bankruptcy and trigger cross defaults under other agreements. Servicing our indebtedness requires a substantial portion of our cash flow from our operations and reduces the amount of available cash, if any, to fund working capital and other cash requirements or pay for other capital expenditures. We may not be able to obtain additional financing, if needed. The applicable rates with respect to a portion of the interest we pay will fluctuate with market rates and, accordingly, our interest expense will increase if market interest rates increase.

The interest rates of certain of our credit agreements are tied to the London Interbank Offered Rate, or LIBOR. In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. If LIBOR ceases to exist, we may need to renegotiate any of our credit agreements extending beyond 2021 that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. As such, the potential effect of any such event could have on our business and financial condition cannot yet be determined.

Under the terms of the documents governing our debt facilities, subject to certain limitations, we are permitted to incur indebtedness. If we incur additional indebtedness, the risks described above will be exacerbated.

The agreements governing our debt facilities contain certain covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

Some of our debt facilities require us to satisfy various financial covenants, which include requirements for minimum interest coverage ratios and leverage ratios pertaining to total debt to earnings before interest, tax, depreciation and amortization and a minimum earnings before interest, tax, depreciation and amortization. Future indebtedness or other contracts could contain covenants more restrictive than those contained in our existing debt facilities.

The agreements governing our debt facilities also contain restrictions on our ability to engage in certain transactions and may limit our ability to respond to changing business and economic conditions. These restrictions include, among other things, limitations on our ability and the ability of our restricted subsidiaries to pay dividends or distributions or repurchase equity; incur additional debt; make investments; create liens on assets to secure debt; enter into transactions with affiliates; issue stock of, or member’s interests in, subsidiaries; enter into sale-leaseback transactions; engage in other businesses; merge or consolidate with another company; undergo a change of control; transfer, sell or otherwise dispose of assets; issue disqualified stock; create dividend and other payment restrictions affecting subsidiaries; and designate restricted and unrestricted subsidiaries.

Our ability to comply with the terms of our outstanding facilities may be affected by general economic conditions, industry conditions and other events outside of our control. As a result, we may not be able to maintain compliance with these covenants. If our properties’ operations fail to generate adequate cash flow, we may violate those covenants, causing a default under our agreements, which would materially and adversely affect our operating results and our financial condition or result in our lenders or holders of our debt taking action to enforce their security interests in our various assets or cause all outstanding amounts to be due and payable immediately.